Exhibit 10.12
Employment Agreement
Parties
1.	Universal Biosensors Pty Ltd ACN 098 234 309 of 103 Ricketts Road Mount Waverley, Victoria 3149, Australia (Company).

2.	Adrian Oates of 3/1 Ardmillan Road, Moonee Ponds, Victoria, 3039 (Employee).
Recital
A.	This agreement sets out the terms and conditions on which the Company has agreed to employ the Employee.
Operative clauses
1.	Definitions and Interpretation

In this agreement, unless the context other wise requires:

Business means the research, development and commercialisation activities of the Company;

Business Day means any day on which trading banks are open for business in Melbourne, Australia (other than a Saturday or a Sunday);

Confidential Information means any information obtained by the Employee in the course of the Employment whether in written, electronic or oral form and including:
a.	all commercial information about the Company and the Business and persons with whom the Company and Business deal from time to time;

b.	all commercial information about the business, financial plans and strategy of the Company;

c.	all trade secrets, know-how and other processes of the Business; and

d.	any information marked “confidential” or which the Company inform the Employee is confidential or a trade secret;
but excluding:
e.	information in the public domain at the date of this agreement;

f.	information which comes into the public domain after the date of this agreement otherwise than by breach of the Employee’s obligation of confidentiality contained in this agreement; and
Universal Biosensors Pty Ltd - 2007 Employment Agreement

g.	information which the Employee lawfully possessed before obtaining it in the course of the Employment;
Effective Date means the date set out in item 2 of the schedule to this agreement; and
Employment means the employment of the Employee under this agreement.
2.	Interpretation
In this agreement, unless the context otherwise requires:
2.1	headings do not affect interpretation;

2.2	singular includes plural and plural includes singular;

2.3	words of one gender include any gender;

2.4	reference to a person includes a corporation, joint venture, association, government body, firm and any other entity;

2.5	reference to a party includes that party’s personal representatives, successors and permitted assigns;

2.6	a provision must be read down to the extent necessary to be valid. If it cannot be read down to the extent, it must be severed;

2.7	another grammatical form of a defined expression has a corresponding meaning;

2.8	“$” or “dollars” is a reference to the lawful currency of Australia.
3.	Appointment
3.1	Employment

The Company employs the Employee on the terms of this agreement.

3.2	Location

The Employee will be based in Victoria, Australia unless otherwise agreed by the Company and the Employee. The Employee may be required to travel from time to time as the business dictates.
4.	Term
4.1	Start
Universal Biosensors Pty Ltd - 2007 Employment Agreement

The Employment commences on the Commencement Date. This agreement takes effect from the Effective Date.

4.2	End

The Employment continues until terminated in accordance with the terms of this agreement.
5.	Position and Duties
5.1	Title

The Employee is to be employed in the role and with the title set out in item 3 of the schedule. The Company may from time to time change the title.

5.2	Responsibilities

The Employee will be responsible for the matters or activities described in item 4 of the schedule. The Company may from time to time alter the duties or activities of the Employee.

5.3	Duties

The Employee must:
5.3.1	report as directed by the Managing Director in relation to the matters or activities for which the Employee is responsible;

5.3.2	observe all Company policies, rules, regulations and directions of the Company;

5.3.3	perform the responsibilities for which the Employee is employed faithfully and to the best of the Employee’s ability and the parties will consult with each other where necessary to enable the Employee to properly perform his responsibilities;

5.3.4	use the Employee’s best endeavours in the furtherance of the business of the Company; and

5.3.5	work during normal business hours and other hours reasonably required by the Company.
5.4	Exclusivity

The Employee will devote his time and attention exclusively to the Business and affairs of the Company. The Employee must work normal business hours and other hours reasonably required by the Company. The Employee is not
Universal Biosensors Pty Ltd - 2007 Employment Agreement

entitled to additional remuneration for work outside of or in additional to normal business hours.
6.	Remuneration and Benefits
6.1	Salary
6.1.1	On and from the Commencement Date, the Employee is entitled to a salary of the amount set out in item 5 of the schedule.

6.1.2	The salary is to be paid by equal monthly installments into a bank account nominated by the Employee.
6.2	Salary Review

The annual salary in clause 6.1 is to be reviewed at the interval set out in item 6 of the schedule. Employee acknowledges that the remuneration specified in this agreement is sufficient to cover payment for all overtime work the Employee may conduct.

6.3	Other Benefits

The Employee will be entitled to:
6.3.1	leave — annual leave as required by law to be taken at times to be agreed with the Company;

6.3.2	sick leave and long service leave — in accordance with the law;

6.3.3	expenses — reimbursement of expenses properly incurred in the course of the Employment subject to provision to the Company of receipts and related documentation in accordance with the policies and procedures established by the Managing Director from time to time;

6.3.4	superannuation payments — in accordance with the law; and

6.3.5	other benefits set out in item 7 of the schedule.
7.	Confidential Information
7.1	Maintenance of Confidentiality

During and after the Employment, the Employee may use or disclose Confidential Information only for the following purposes:
Universal Biosensors Pty Ltd - 2007 Employment Agreement

7.1.1	to perform the Employee’s responsibilities and discharge the Employee’s duties under this agreement;

7.1.2	if the Company has otherwise consented in writing; or

7.1.3	if required by statute or law
7.2	Security

The Employee must:
7.2.1	keep the Confidential Information in the Employee’s custody or control (to the extent not within the custody or control of the Company);

7.2.2	keep the Confidential Information in a secure manner;

7.2.3	immediately notify the Company of any suspected or actual unauthorised use, copying or disclosure of Confidential Information of which the Employee becomes aware;

7.2.4	provide any assistance reasonably requested by the Company from time to time in relation to any proceedings the Company may institute to protect the Confidential Information from unauthorised use, copying or disclosure;

7.2.5	not make any unauthorised copies of the whole or any part of the Confidential Information; and

7.2.6	if required by the Company, mark copies of Confidential Information “confidential”.
7.3	Continuing Obligations

The obligations of the Employee under this clause 7, survive termination of the agreement.
8.	Cessation of Employment Obligations

Upon cessation of the Employment, the Employee must:
8.1	deliver all Confidential Information in the Employee’s custody or control to the Company;

8.2	if requested by the Company, delete all Confidential Information held in electronic or other media form in the Employee’s custody or control; and
Universal Biosensors Pty Ltd - 2007 Employment Agreement

8.3	if requested by the Company, provide a certificate confirming that the Employee has complied with its obligations under this clause.
9.	Intellectual Property
9.1	Disclosure

The Employee must promptly, fully and effectively disclose to the Company or its nominee in such form as the Company may reasonably require, full details of:
9.1.1	each and every invention (whether patentable or not), design (whether registrable or not), trademark or service mark;

9.1.2	any copyright material;

9.1.3	any trade secret or other Confidential Information;

9.1.4	any computer program material (including source codes, algorithms, logical ideas, concepts and processes, charts, tables and diagrams);

9.1.5	processes, know-how or improvements;

9.1.6	literary, artistic or other copyrightable works; and

9.1.7	any other intellectual property of any kind,
made, written, developed or discovered by the Employee (whether alone or with others) in the course of the Employment (whether in or out of working hours) and whether or not capable of statutory protection (“Intellectual Property”).

9.2	Assignment
9.2.1	In exchange for the benefits conferred on the Employee during the course of the Employment, the Employee agrees that by reason of this clause, all Intellectual Property created during the course of the Employment (whether in or out of working hours) belongs to and is the property of the Company or its nominee. Accordingly the Employee must:
a)	at the request and expense of the Company; and

b)	without additional compensation from the Company,
sign all such documents or instruments (including assignment deeds) and do all such things as may be necessary to vest, confirm, perfect and record the ownership by the Company or its nominee throughout the world of its
Universal Biosensors Pty Ltd - 2007 Employment Agreement

right, title and interest to any Intellectual Property and to enable the Company or its nominee to acquire and preserve such rights and to have the full enjoyment of such rights.
9.2.2	In order to give effect to the assignment in clause 9. 2.1, with respect to any moral rights which are not capable of assignment, the Employee consents to:
a)	all acts or omissions by the Company in relation to the Employee’s moral rights in all Intellectual Property; and

b)	the infringement of the Employee’s moral rights in all Intellectual Property by the Company, its licensees, assignees and successors in title and any person authorised by the Company at the absolute discretion of the Company and without reference to the Employee.
9.2.3	The Employee irrevocably appoints the Company and any director of the Company jointly and severally to be his attorney:
a)	to sign any instrument on his behalf;

b)	to do any act in his name,

to give effect to this clause.
9.4	Continuing Obligations

The obligations of the Employee under this clause 9, survive termination of this agreement.
10.	Termination
10.1	Probation

Within three months after the Commencement Date, either party may terminate the Employment by giving one week’s written notice to the other party.

10.2	Resignation or Retirement
10.2.1	The Employee may resign or retire by giving not less than three months written notice to the Company or such shorter periods as mutually agreed. The Company may pay the Employee for the notice period, or require the Employee to work some of the notice period and pay the Employee in lieu for the balance of the period.

10.2.2	The resignation or retirement is effective on expiry of the notice period notified in accordance with clause 10.2.1.
Universal Biosensors Pty Ltd - 2007 Employment Agreement

10.3	Termination for incapacity
10.3.1	The Company may terminate the Employment at anytime if the Employee is mentally or physically unfit to perform the Employee’s responsibilities and discharge the Employee’s duties under this agreement for a total consecutive period of 2 months in any 12 month period.

10.3.2	The Company must give the Employee not less than 1 month’s written notice of its intention to terminate under this clause 10.3.
10.4	Termination for cause

The Company may terminate the Employment at any time with immediate effect for cause, by giving notice to the Employee specifying the cause of termination. For the purpose of this agreement “cause” means:
10.4.1	default by the Employee in the performance of the Employee’s responsibilities or the discharge of the Employee’s duties under this agreement;

10.4.2	fraudulent or dishonest conduct by the Employee;

10.4.3	intemperate use of alcohol or drugs by the Employee;

10.4.4	conviction of the Employee for the commission of a felony; or

10.4.5	willful or intentional injury to the Company’s Business or affairs.
10.5	Termination by Company on Notice

The Company may terminate the Employment at any time by giving three months notice to the Employee. The Company may pay the Employee for the notice period in lieu of notice, or require the Employee to work some of the notice period and pay the Employee in lieu for the balance of the period.

10.6	Reasonableness

The Employee acknowledges that the periods of notice or lack of a period of notice, as the case may be, as set out in this clause 10, are fair and reasonable.

10.7	Accrued Rights

Termination of the Employment does not affect any accrued rights or remedies one party may have against another in connection with this agreement arising prior to termination.
Universal Biosensors Pty Ltd - 2007 Employment Agreement

10.8	Obligations on Termination or Cessation of Employment
10.8.1	Termination or cessation of the Employment does not affect the Employee’s obligations under clauses 7, 8,9 or 11.

10.8.2	On termination or cessation of the Employment, the Employee must also deliver to the Company or its nominee:
(a)	all property belonging to or leased by the Company in the Employees control (including, without limitation, stationery, cheque books, books, documents, records, disks, access cards, keys, telephones, computers, credit cards and vehicles)

(b)	computer log-in codes and all other passwords and access codes; and

(c)	the matters required to be returned under clause 8.
10.9	Redundancy

No “redundancy” or other termination payments, other than those set out in this agreement are payable.
11.	Non Competition
11.1	Covenant
11.1.1	The Employee must not, during the Employment and, if the Employer so requests for a period of up to 12 months after the Employment ends, as principal employee consultant agent or director:
a)	carry on or be engaged in or associated with a business same as or similar to, any part of the Business in which the Company is or was involved;

b)	directly or indirectly, induce or attempt to induce any customer of the Company to deal with the Employee or any other person;

c)	accept work, similar to that performed by the Company, from any customer of the Company;

d)	induce or attempt to induce any person to leave the employment of the Employer; or

e)	interfere with or seek to interfere with the relationship between the Company (on one hand) and any third party (on the other hand).
Universal Biosensors Pty Ltd - 2007 Employment Agreement

11.1.2	In this clause, customer means a person who is, or was within the 12 months immediately before the Employment ended, a customer of the Company.

11.1.3	If the Company requests that the Employee undertake the provisions set out in clauses 11.1.1, then the Company shall pay to the Employee the equivalent of their salary just prior to the termination of the Employment, for the period during which the Company wishes to restrain the Employee after their termination.
11.3	Reasonableness

The Employee acknowledges that the prohibitions and restrictions contained in this clause 11 are reasonable in the circumstances and necessary to protect the Company and the Business and its goodwill.
12.	Notice

Notices or other communications must be given in writing in the English language to the address of the party listed at the beginning of this agreement or such other address as the party may notify to the other for the purpose of this agreement. The notice or communication may be delivered to the person’s address or facsimile.

13.	No Assignment

Neither party may:
13.1	assign its rights under this agreement to a third party; or

13.2	cause a third party to assume its obligations under this agreement.
14.	Governing Law

This agreement is governed by the law of Victoria.

15.	Counterparts

This agreement may be executed in any number of counterparts. A counterpart may be a facsimile. Together all counterparts make up one document.
Universal Biosensors Pty Ltd - 2007 Employment Agreement

EXECUTED as an agreement on 15 August 2007.
Signed for and behalf of
UNIVERSAL BIOSENSORS PTY LTD

/s/ Mark Morrisson Mark Morrisson
Chief Executive Officer

Signed by Adrian Oates in the presence of:	/s/ Adrian Oates

/s/ Kylie Maher
Witness

/s/ Kylie Maher
Name (please print)
Universal Biosensors Pty Ltd - 2007 Employment Agreement

SCHEDULE

Item 1

Commencement Date:	TBA, or such other date as the parties may agree.

Item 2

Effective Date	The date of last execution of this agreement

Item 3

Title:	Vice President of Quality and Regulatory Affairs

Item 4

Responsibilities:	As per Position Description annexed to this agreement (to be provided by the Company before the Commencement Date) and such other responsibilities as may be advised by the Managing Director.

Item 5

Salary:	$250,000 gross per annum (ie before deductions for taxes etc)

Superannuation:	9% of annual salary or such other amount as required by law

Item 6

Salary Review Date:	Annually on or about the time the Board considers salary reviews each year

Item 7

Other Benefits:	Mobile phone for use in connection with the Business.

The employee will be granted 400,000 options in Universal Biosensors Inc under the terms of the Universal Biosensors Inc’s employee incentive plan. The employee options will be
Universal Biosensors Pty Ltd - 2007 Employment Agreement